Ms. Melanie Otto
April 28, 1997
Page 1



                         ENTERPRISE FUNDING CORPORATION
                      c/o MERRILL LYNCH MONEY MARKETS INC.
                      World Financial Center - South Tower
                               225 Liberty Street
                            New York, New York 10281


April 28, 1997

Ms. Melanie Otto
Union Acceptance Funding Corporation
250 North Shadeland Avenue
Indianapolis, Indiana 46219

Dear Melanie:.

This letter is to confirm our agreement to amend the Transfer and Administration Agreement between Union Acceptance Corporation (the "Collection Agent"), Union Acceptance Funding Corporation (the "Transferor") and Enterprise Funding Corporation (the "Company") dated June 27, 1995 and as amended to date.

The Transfer and Administration Agreement shall be amended as follows:

         In Section 1.1, the definition of "Termination Date" shall be amended so that "June 25, 1997" contained in clause (v) of the definition shall read "June 25, 1998".

The Transferor hereby represents and warrants that the representations and warranties of the Transferor set forth in Section 3.1 of the Transfer and Administration Agreement are true and correct as of the data hereof (except those representations and warranties set forth therein which specifically relate to an earlier date).

All other terms and conditions of the Agreement not amended by this letter agreement shall remain unchanged and in full force and effect.

If this letter correctly sets forth our agreement, please sign the enclosed duplicate originals and return to Brian Krum, NationsBank Investment Banking, NationsBank Corporate Center, 10th Floor, Charlotte, North Carolina 28255 by May 1, 1997.

Sincerely,

ENTERPRISE FUNDING CORPORATION

By:  /s/ K. Carter Harris
Name: K. Carter Harris
Title: Vice President

Ms. Melanie Otto
April 28, 1997
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Accepted and Agreed:

UNION ACCEPTANCE FUNDING                           UNION ACCEPTANCE CORPORATION
CORPORATION                                        as Collection Agent
as Transferor


By: /s/ Melanie S. Otto                            By: /s/ John Stainbrook
Name:  Melanie S. Otto                             Name: John Stainbrook
Title: Vice President                              Title: President
Date: 4/29/97                                      Date: 4/29/97